Exhibit 23.6

November 14 , 2007

CGEN Digital Media Company Limited

Suite 3213-3214, Tower B Shanghai City Center,

No. 100 Zunyi Road,

Shanghai 200051

People’s Republic of China

Ladies and Gentlemen,

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of CGEN Digital Media Company Limited (the “Company”), effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 originally filed by the Company on November 14, 2007, with the Securities and Exchange Commission.

Sincerely yours,

/s/ Ted Lee
Name:	Ted Lee